Exhibit 4.8

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR THE SHARES ACQUIRABLE UPON EXERCISE HEREOF, OTHER THAN IN COMPLIANCE WITH THE 180 DAY LOCK-UP PERIOD OF RULE 5110(G) OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC. AND SECTION 8 HEREOF, IF APPLICABLE.

WARRANT

To Purchase

Common Shares of

DIAMEDICA THERAPEUTICS INC.

Date: October 1, 2019

THIS CERTIFIES THAT, for value received, Craig-Hallum Capital Group LLC, or its registered assigns (herein referred to as the “Purchaser” or “Holder”), is entitled to purchase from DiaMedica Therapeutics Inc., a company organized under the laws of British Columbia (herein called the “Company”), up to Fifty Thousand (50,000) voting common shares (the “Shares”), without par value (the “Common Shares”), of the Company (subject to adjustment as noted below) at the exercise price of USD$4.00 per Share (the “Warrant Purchase Price”) (subject to adjustment as noted below), according to the terms and subject to the conditions hereinafter set forth. This Warrant may only be exercised during the Exercise Period specified herein. This Warrant has been issued pursuant to that certain Strategic Advisory Services Agreement dated May 21, 2019, as amended by First Amendment to Strategic Advisory Services Agreement effective as of October 1, 2019, between the Company and the Purchaser (as amended, the “Strategic Advisory Agreement”).

This Warrant is subject to the following provisions, terms and conditions:

1.	The Warrant shall vest and become exercisable as follows:

Exercisable Date	Number of Shares Underlying Warrant	Cumulative Number. of Shares Underlying Warrant
October 1, 2019	6,250	6,250
January 1, 2020	6,250	12,500
April 1, 2020	6,250	18,750
July 1, 2020	6,250	25,000
October 1, 2020	6,250	31,250
January 1, 2021	6,250	37,500
April 1, 2021	6,250	43,750
July 1, 2021	6,250	50,000

and shall end on October 1, 2024 (individually and collectively the “Exercise Period”). In no event will the Warrant be exercisable after, and the Warrant will become void and expire as to all unexercised Shares at 5:00 p.m. Minneapolis, Minnesota time on October 1, 2024 (the “Expiration Date”).

Exhibit 4.8

2.           In the event any of the following events (each, a “Termination Event”) occurs, the Warrant will remain exercisable, to the extent exercisable as of the date of such Termination Event, for a period of three (3) months after such Termination Event (but in no event after the Expiration Date) and any unvested portion of the Warrant will terminate immediately and become void.

(a)     The Company or the Craig-Hallum Capital Group LLC terminates the Strategic Advisory Agreement pursuant to the terms thereof or the Strategic Advisory Agreement expires pursuant to the terms thereof;

(b)     David Wambeke, Managing Director, Investment Banking, of the Purchaser is no longer employed by the Purchaser; or

(c)     David Wambeke, Managing Director, Investment Banking, of the Purchaser is unable or unwilling to consistently devote one to two days per week to support services to the Company under the Strategic Advisory Agreement, as determined by the Company in its reasonable discretion.

3.           The rights represented by this Warrant may be exercised, in whole or in part, by the Holder hereof on or prior to the Expiration Date as follows:

(a)     The Holder hereof shall deliver to the Company written notice of exercise of this Warrant and in connection therewith shall surrender this Warrant (properly endorsed if required) at the principal office of the Company and pay the Warrant Purchase Price for such Shares as provided for herein.

Exhibit 4.8

(b)     The Holder hereof shall pay the Warrant Purchase Price (i) in immediately available funds or (ii) if permitted under applicable securities laws, by tender of a broker exercise notice pursuant to which the Holder, upon exercise of the Warrant, irrevocably instructs a broker or dealer to sell a sufficient number of Shares to pay all or a portion of the Warrant Purchase Price of the Warrant and remit such sums to the Company and directs the Company to deliver Shares to be issued upon such “broker-assisted cashless exercise” directly to such broker or dealer or its nominee. Notwithstanding the foregoing, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Shares by the Holder under applicable securities laws (it being understood that the Company is under no obligation to file, have declared effective or maintain the effectiveness of such a registration statement or current prospectus and shall have no liability to the Holder in the event that there is no effective registration statement or current prospectus), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which event the Company shall issue to the Holder a number of Shares determined as follows:

X = Y * [(A-B)/A]

where:

X = the number of Shares to be issued to the Holder.

Y = the total number of Shares with respect to which this Warrant is being exercised.

A = the fair market value of one Share at the time the “cashless exercise” election is made.

B = the Warrant Purchase Price then in effect for the Shares at the “cashless exercise” election is made.

For purposes of this Warrant, the fair market value of one Share as of a particular date shall be determined as follows: (i) if the Common Shares are traded on a U.S. national securities exchange, the value shall be deemed to be the average of the closing prices of the Common Shares on such exchange over the 10-Trading Day period ending on the Trading Day prior to the “cashless exercise” election; (ii) if clause (i) is not applicable, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) of the Common Shares on the principal securities exchange or securities market on which the Common Shares trade over the 10-Trading Day period ending on the Trading Day prior to the “cashless exercise” election; and (iii) if none of the foregoing is applicable, the value shall be the fair market value of one Common Share mutually agreed upon by the Holder and the Company; provided, that if the Company and the Holder are unable to agree upon the fair market value of a Common Share, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value, and such determination shall be binding upon all parties absent demonstrable error.

For purposes of this Warrant, “Trading Day” means any day on which the Common Shares are traded on a U.S. stock exchange or, if inapplicable, the principal securities exchange or securities market on which the Common Shares are then traded.

(c)     Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the date this Warrant is exercised in accordance with its terms) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Holder directs the Company to deliver a certificate for the Shares in a name other than that of the Holder or an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of the Holder, it shall deliver to the Company on the date of exercise an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Shares issuable upon such exercise or credit for such Shares through the facilities of The Depository Trust Company (“DTC”) to the account designated by the Holder (with any restrictive legends required by applicable securities laws). The form of delivery of the Shares acquired upon exercise will be at the election of the Holder, subject to the other terms of this Warrant. The Holder, or any person permissibly so designated by the Holder to receive the Shares acquired upon exercise hereof, shall be deemed to have become the holder of record of such Shares as of the date notice of exercise and payment of the applicable Warrant Purchase Price is made in accordance with the terms hereof.

Exhibit 4.8

(d)     If by the sixth (6th) Trading Day after the date this Warrant is exercised in accordance with this Section 3 the Company fails to deliver the required number of Shares in the manner required pursuant to Section 3(c), then, in addition to any other remedy the Holder may have at law or in equity (including a decree of specific performance or injunctive relief), the Holder hereof will have the right to rescind such exercise.

4.           The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company, enforceable against the Company in accordance with the terms of this Warrant, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof have been duly authorized and will, upon issuance and payment therefor, be validly issued and fully paid. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Warrant, free from preemptive rights or other actual contingent purchase rights other than those held by a Holder of this Warrant (as a result of holding this Warrant)

5.          The Company will pay any documentary stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings attributable to the issuance of Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrants, or Shares issued upon exercise of this Warrant, in a name other than that of the Purchaser. The Purchaser shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Shares upon exercise hereof.

6.           The above provisions are, however, subject to the following:

(a)     The Warrant Purchase Price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Warrant Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Purchase Price resulting from such adjustment, the number of Shares obtained by multiplying the Warrant Purchase Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Purchase Price resulting from such adjustment.

(b)     In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Warrant Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares shall be combined into a smaller number of shares, the Warrant Purchase Price in effect immediately prior to such combination shall be proportionately increased.

(c)     If any capital reorganization or reclassification of the capital stock of the Company, shall be effected in such a way that holders of Common Shares shall be entitled to receive stock or securities with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification or consolidation, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued or payable with respect to or in exchange for a number of Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification or consolidation not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

Exhibit 4.8

(d)     Upon any adjustment of the Warrant Purchase Price or any adjustment of any material terms hereof, then and in each such case an officer of the Company shall, as soon as practicable after the occurrence of any event that requires an adjustment or readjustment, give signed written notice thereof, by first–class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Purchase Price resulting from such adjustment, any material change in the terms of the Warrant, and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e)     If at any time during the Exercise Period:

(i)     there shall be any capital reorganization, or reclassification of the capital stock of the Company; or

(ii)     there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first–class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such distribution or subscription rights, or (B) such reorganization, reclassification or consolidation, dissolution, liquidation or winding up, or conversion or redemption shall take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, dissolution, liquidation or winding up, or conversion or redemption, as the case may be. Such written notice shall be given at least 15 days prior to the action in question and not less than 15 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

(f)     If any event occurs as to which, in the opinion of the Board of Directors of the Company, the other provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of this Warrant or of the Common Shares in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

7.           This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

Exhibit 4.8

8.           This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to purchase the number of Shares which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of Shares as shall be designated by said Holder hereof at the time of such surrender. Subject to compliance with applicable securities laws and the other terms of this Warrant, this Warrant may be assigned or transferred by the Holder and this Warrant shall be binding on and inure to the benefit of the parties hereto and their respective transferees, successors and assigns. Notwithstanding the foregoing, if applicable, pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), this Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Warrant or the Shares acquirable upon exercise hereof, by any person for a period of 180 days immediately following the date first noted above, except as provided in paragraph (g)(2) of Rule 5110(g) of the FINRA.

9.           Each certificate for the securities purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

The securities evidenced by this Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the counsel of the Company, or (ii) a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission and compliance with applicable state securities law has been established.

10.         The Company will not be required upon the exercise of this Warrant to issue fractions of Shares, but may, at its option, either (a) purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the closing market price of the Common Shares as quoted on the principal exchange or trading facility on which the Common Shares are traded on the Trading Day immediately preceding the day upon which this Warrant was surrendered for exercise in accordance with Section 3 hereof, or (b) issue the required Share. By accepting this Warrant, the Holder hereof expressly waives any right to receive any fractional share upon exercise of a Warrant, except as expressly provided in this Section 10.

11.        If this Warrant is exercised for less than all of the then-current number of Shares purchasable hereunder, then the Company shall, concurrently with the issue of the Shares purchased by the Holder hereof upon such exercise in accordance with Section 3, issue a new warrant exercisable for the remaining number of Shares purchasable under this Warrant.

12.         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and security reasonably satisfactory to it, the Company shall execute and deliver a new warrant of like tenor as the Warrant so lost, stolen, destroyed or mutilated.

13.        This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company and the Holder agree that the prevailing party in any action or proceeding arising out of or relating to this Warrant shall be entitled to recover from the other party all of its reasonable attorneys’ fees and expenses directly relating to such action or proceeding and/or incurred in connection with the preparation therefor.

Exhibit 4.8

14.         The Company hereby irrevocably submits to the non–exclusive jurisdiction of the U.S. Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Warrant. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Warrant in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints DiaMedica USA Inc., located at 2 Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447, Attention: President and Chief Executive Officer, as its authorized agent (the “Authorized Agent”) upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such Authorized Agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect for a period of five years from the date of this Warrant. The Company irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Warrant.

15.         To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any Canadian, New York State or U.S. federal court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Warrant, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

16.        All modifications or amendments of this Warrant shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

17.        This Warrant (together with the Strategic Advisory Agreement and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

18.        This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

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Exhibit 4.8

IN WITNESS WHEREOF, DiaMedica Therapeutics Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date set forth above.

DiaMedica Therapeutics Inc.

		By:	/s/ Rick Pauls
		Name:	Rick Pauls
		Title:	President & Chief Executive Officer

Acknowledged and agreed:

Craig-Hallum Capital Group LLC

By:	/s/ Rick Hartfiel
Name:	Rick Hartfiel
Title:	Head of Investment Banking

WARRANT EXERCISE FORM

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part

To:     DiaMedica Therapeutics Inc. (the “Company”)

The undersigned ___________________________________

Please insert Social Security or other

identifying number of Holder:

_______________________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ___________ Common Shares (the “Shares”) provided for therein.

Payment of the Warrant Purchase Price for the Shares shall take the form of [Check the applicable box below]:

☐	Immediately available U.S. funds;

☐	if permitted under the terms of the Warrant, the tender of a “broker-assisted cashless exercise” notice as set forth in Section 3(b) of the Warrant; or

☐

if permitted under the terms of the Warrant, the cancellation of such number of Shares as is necessary to satisfy the Warrant Purchase Price with respect to the exercise of the number of Shares set forth above in accordance with the “cashless exercise “ formula set forth in Section 3(b) of the Warrant.

The undersigned requests that such Shares be registered in the name of the undersigned or in such other name specified below:

Name:

The Shares shall be delivered as follows:

and, if such number of Shares does not constitute all shares purchasable under the Warrant, that a new Warrant for the balance remaining of such shares be registered in the name of, and delivered to, the undersigned at the address stated above.

1

Exhibit 4.8

Unless the undersigned has selected under the terms of the Warrant one of the “cashless exercise” options provided for in Section 3(b) of the Warrant, the undersigned hereby represents and warrants that the undersigned is acquiring the Shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Dated: ___________________________

Name of Holder:

Signature

Title

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